EXHIBIT 23

                      Consent of Bertram Cooper & Co., LLP


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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-3280 of Mississippi View Holding Company on Form S-8 (filed with the Securities and Exchange Commission on April 5, 1996) of our report dated October 29, 1996 included in this Annual Report on Form 10-KSB of Mississippi View Holding Company for the fiscal year ended September 30, 1996.





Bertram Cooper & Co., LLP
Waseca, Minnesota
December 23, 1996